Exhibit 10.17

THE AMENDED AND RESTATED

MIDLAND STATES BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Amended July 2013)

1.                                      PURPOSE OF PLAN.

The purpose of the Amended and Restated Midland States Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Midland States Bancorp, Inc. (the “Company”) and its Subsidiaries (defined below) with an opportunity to purchase shares of the Company’s common stock, par value $00.01 per share (“Common Stock”), through after-tax payroll deductions at a discount from the then Fair Market Value of the Common Stock.  It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company.  It is intended that the Plan constitute a broadly based employee stock purchase plan, but the Plan is not intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The effective date of the Plan is the first business day after adoption by the Board of Directors of the Company (the “Board”) (with the actual date to be reflected in the final Plan document attached to the resolutions as presented in the corporate record).

2.                                      EMPLOYEES ELIGIBLE TO PARTICIPATE.

Any employee of the Company or of any wholly-owned subsidiary of the Company (a “Subsidiary”) who is employed by the Company or any Subsidiary is eligible to participate in the Plan (an “Eligible Employee”) without a waiting period.  The Compensation Committee of the Board shall be the administrator of the Plan (the “Committee”), and shall, in its sole discretion, for each employee, determine the completion of the service requirement for purposes of eligibility to participate in the Plan.

After-tax payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date.

3.                                      ELIGIBLE COMPENSATION.

Compensation eligible for after-tax payroll deductions (“Compensation”) shall be only base salary, commissions, bonuses and overtime paid for employment by the Company or any Subsidiary employing such employee (each an “Employing Corporation”).  Compensation does not include severance pay, post-termination of employment salary continuation, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under a Company stock plan, amounts paid for services as an independent contractor, any cash or benefits pursuant to the Plan, or any other compensation excluded by the Committee, in its discretion, applied in a uniform manner.  The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4.                                      TERMS OF OFFERS.

(a)                                 Offer Dates.  The Company shall make an offer or offers (an “Offer” or “Offers”) to purchase Common Stock under the Plan.  The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer.  Unless otherwise specified by the Committee in advance of an Offer, each Offer shall be made on a quarterly basis on the first business day of each calendar quarter (e.g., January, April, July and October) and shall last until the business day prior to the day the next quarterly Offer is scheduled to be made (the “Offering Period”).  The Committee may, at any time, determine that an Offer may be longer or shorter than one (1) quarterly period and shall determine the date or dates upon which one (1) or more subsequent Offers, if any, may be made under the Plan.

(b)                                 Elections to Participate.  In order to participate in an Offer, an Eligible Employee must sign and forward to the Committee an enrollment/payroll deduction authorization form, or complete such other procedures as the Committee may require or permit.  Such form shall authorize after-tax payroll deductions from the Compensation of each Eligible Employee who has elected to participate in the Offer (a “Participating Employee”) and authorize the “Plan Service Provider,” which shall initially be Midland States Bank, to establish an employee stock purchase plan account for such Participating Employee (the “ESPP Account”).  The Participating Employee must authorize regular after-tax payroll deductions in any full percentage of Compensation of not less than one percent (1%) or more than the then applicable maximum percentage of such employee’s Compensation per pay period.  Such deductions shall be applied toward the purchase of Common Stock pursuant to the Offer.  The “maximum percentage” means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed one-hundred percent (100%).  Payroll deductions for an Offer may begin with respect to the first payroll period which is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed by the applicable payroll cutoff date.

The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by each Participating Employee, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5.                                      PARTICIPATION.

(a)                                 In General.  On the effective date of an Offer, each Participating Employee shall be granted an option to purchase, during the term of the Offer, up to the maximum number of shares of Common Stock provided in Section 6(b) hereof.  The number of shares of Common Stock purchased by each Participating Employee during the term of the Offer shall be determined by the employee’s payroll deduction elections made in accordance with the terms of the Plan.  Once an Eligible Employee has elected to participate in an Offer, such employee’s election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(c) hereof, or the Participating Employee is no longer eligible to continue participation pursuant to Section 12 or 16 below, or the person is otherwise no longer in the class of employees eligible to participate pursuant to Section 2 hereof.

(b)                                 Newly Eligible Employees.  Only Eligible Employees on the commencement date of a particular Offer may participate in that Offer.  The number of shares of Common Stock purchased by the Participating Employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan.  In such cases, payroll deductions may begin with respect to the first Offering Period following the employee’s date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee’s signed enrollment/payroll deduction authorization form is submitted to the Committee, or such other procedure as may be required or permitted by the Committee is completed prior to the applicable payroll cutoff date for the subsequent Offering Period.

(c)                                  Changes in Payroll Deduction Authorization.  Participating Employees are permitted to increase or decrease their rate of payroll deduction with respect to an Offer or Offers, subject to the terms and limitations of the Plan and such rules as the Committee may adopt.  Any such change shall be effective for the entire Offering Period then in effect provided that the employee’s signed enrollment/payroll deduction authorization form has been submitted to the Committee, or such other procedure as may be required or permitted by the Committee has been completed prior to the applicable payroll cutoff date.  The Committee shall rely on the most recent effective election submitted for the applicable payroll period.  A reduction of the payroll deduction percentage to zero (0) shall be treated as a request to discontinue participation in the Offer; however, unless such action results in the termination (rather than the suspension) of such person’s participation in the Plan, such employee may resume participation in any subsequent Offer.  To resume participation under the Plan, such employee must reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Committee prior to the appropriate payroll cutoff date for the subsequent Offering Period.

(d)                                 Dividend Reinvestment.  Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, and shall continue to be held in the respective ESPP Account.

6.                                      PARTICIPATION LIMITATIONS.

(a)                                 Five Percent Owners.  Notwithstanding anything herein to the contrary, no employee otherwise eligible to participate shall be entitled to participate in the Plan, and no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Common Stock of the Company, the Employing Corporation or any Subsidiary.  For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

(b)                                 Contribution Limitation.  No Eligible Employee shall be granted any option or other right to purchase Common Stock under this Plan to the extent that the Option Price (defined below) for such option (the “Subject Option”), when added to the total Option Price of all other options to purchase Common Stock under the Plan for such Participating Employee granted since the beginning of the calendar year in which the Subject Option would otherwise be granted, exceeds twenty-five thousand dollars ($25,000).

(c)                                  Fair Market Value.  “Fair Market Value” means, on any date, the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and in accordance with Sections 422 and 409A of the Code.  Additionally, the Committee will adjust the Fair Market Value as it deems necessary upon the occurrence of an equity event or transaction that it deems to be material.

7.                                      OPTION PRICE.

The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be the Fair Market Value on the first day of the Offering Period, subject to any discount as may be determined by the Committee.  In the absence of any such determination by the Committee, the price shall be ninety percent (90%) of the Fair Market Value of a share of Common Stock, determined as of the first day of each Offering Period (the “Option Price”).

8.                                      EXERCISE OF OPTIONS.

(a)                                 Purchase of Common Stock.  At the end of each payroll period, each Participating Employee shall have deducted from his/her after-tax pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable.  This amount shall be held for the credit of such Participating Employee by the Company as part of its general funds and shall not accrue any interest.  On the last business day of each Offering Period (each, a “Purchase Date”) (e.g.,

March 31, June 30, September 30 and December 31 of each year), an Eligible Employee shall be deemed to have exercised the option to purchase, at the Option Price, that number of shares of Common Stock which may be purchased from the Company by the Plan Service Provider, to be held of record by the Plan Service Provider for the benefit of the Eligible Employees, with the amount deducted from such participant’s Compensation during that Offer.  Notwithstanding the foregoing, if the Fair Market Value of the Common Stock on the Purchase Date is less than the Option Price, then each Eligible Employee shall be deemed to have purchased from the Company the number of shares of Common Stock, at the Fair Market Value as of the Purchase Date, that may be purchased with the amount deducted from such participant’s Compensation during that Offering Period.  No fractional shares of Common Stock shall be issued and any unused funds remaining in the account of a Participating Employee as of the last Purchase Date of the calendar year shall be returned without interest to the Participating Employee as of that date.

(b)                                 Plan Service Provider.  A Plan Service Provider shall be designated by the Committee and shall serve at the pleasure of the Committee.  On each Purchase Date, the Plan Service Provider shall receive from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the Participating Employees during the Offering Period.  Upon receipt of the Common Stock so purchased, the Plan Service Provider shall allocate to the credit of each Participating Employee the number of full shares of Common Stock to which such Participating Employee is entitled.  Subject to Sections 12 and 16 hereof, certificates shall not be issued with respect to any shares until the employment of the beneficial owner thereof with any and all Employing Corporations shall have ceased for any reason whatsoever, or the Plan is terminated.  Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Service Provider for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

(c)                                  Rights as a Stockholder.  A Participating Employee’s rights as a stockholder of the Company shall begin when the Plan Service Provider receives the shares of Common Stock from the Company on behalf of such Participating Employee with respect to the participant’s purchase of such shares pursuant to the Plan.  As such, a Participating Employee shall have the right to vote full shares of Common Stock held in such participant’s ESPP Account and the right to receive annual reports, proxy statements and other documents sent to stockholders of the Company generally; provided, however, that so long as such shares are held for such participant by the Plan Service Provider, if the participant fails to respond in a timely manner to requests for instructions with respect to voting, the Plan Service Provider shall have the authority to vote the shares with respect to which no specific voting instructions are given in accordance with the recommendations of the Board.

(d)                                 Restrictions on Transfer of Common Stock.  Subject to the provisions of Section 13 hereunder, a Participating Employee shall have no right to sell, encumber, or otherwise transfer Common Stock being held in his or her ESPP Account so long as such participant is employed by an Employing Corporation, unless the Committee, in its sole discretion, waives or modifies such restriction.  Any attempt to sell, encumber or otherwise transfer Common Stock in violation hereof shall be null and void.  The foregoing provisions of this Section 8(d) shall not apply at any time the Common Stock is publicly traded on an established securities market.

(e)                                  Enforcement of Restrictions.  The Committee shall enforce the restriction on transfer of Common Stock provided in Section 8(d) hereof by requiring that any and all certificates representing the Common Stock purchased pursuant to the Plan be held in the custody of the Company or the Plan Service Provider while the restriction remains in effect.  The Committee may, in its sole discretion, enforce this restriction through different or additional means as it shall deem necessary or appropriate, including without limitation, by including such legends on certificates representing shares of Common Stock subject to such restrictions as the Committee may deem necessary or desirable.

9.                                      NUMBER OF SHARES TO BE OFFERED.

The maximum number of shares of Common Stock that may be purchased under the Plan is one hundred thousand (100,000) shares, subject to adjustment pursuant to Section 15 hereof.  The Common Stock that may be delivered under this Plan may be treasury shares, or authorized and unissued shares, as the Committee may determine in its sole discretion.

10.                               ADMINISTRATION AND INTERPRETATION OF THE PLAN.

(a)                                 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Section 10.  The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are (each as may be applicable to the Company) (i) a “non-employee director” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) an “outside director” (within the meaning of Section 162(m) of the Code) and (iii) an “independent director” (within the meaning of the applicable principal stock exchange of the Company).  Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)                                 Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(i)                                     The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(ii)                                  The Committee shall have the authority to define terms not otherwise defined herein.

(iii)                               Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(iv)                              In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

(c)                                  Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, if applicable, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

(d)                                 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and any Subsidiary as to an employee’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)                                  Expenses and Liabilities.  All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan.  The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

11.                               RIGHTS NOT TRANSFERABLE.

Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable during a participant’s lifetime only by the participant.

12.                               SUSPENSION OR TERMINATION OF PARTICIPATION.

(a)                                 A Participating Employee may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided that such election is received by the Committee prior to the date specified for suspension of participation during the Offering Period for which such suspension is to be effective.  Upon any such suspension of participation, the Participating Employee’s payroll deductions shall cease, and such employee who elects to suspend his or her participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described and subject to the limitations set forth in Section 5 hereof.

(b)                                 A Participating Employee’s participation in the Plan shall terminate upon the Participating Employee’s: (i) ceasing to be employed by the Company or any Subsidiary, whether by reason of death or otherwise, (ii) ceasing to meet the eligibility requirements set forth in Section 2 hereof, or (iii) becoming an independent contractor.

(c)                                  For purposes of the Plan, if a participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee of another Employing Corporation.  A former Participating Employee who is re-employed shall not resume participation in the Plan unless he or she is otherwise eligible and again enrolls for participation pursuant to Section 4(b) hereof.

13.                               REDEMPTION AND DISTRIBUTION OF PARTICIPANT’S ESPP ACCOUNT

(a)                                 Upon request for redemption by a Participating Employee for whom shares of Common Stock have been credited to his or her ESPP Account under the Plan, such Participating Employee shall be entitled to sell to the Company any number of whole shares so beneficially held on his or her behalf under the Plan.  Such redemption shall occur as soon as practicable but in no event more than thirty (30) days following such participant’s election and the consideration to be received by the Participating Employee shall be the value of the shares of Common Stock to be redeemed using the Fair Market Value determination on the date of redemption.  The number of elections by a Participating Employee to redeem shares of Common Stock credited to his or her ESPP Account shall be limited to two (2) times per calendar year.  The foregoing provisions of this Section 13(a) shall not apply at any time the Common Stock is publicly traded on an established securities market.

(b)                                 Should any Participating Employee cease to be employed by the Company or any Subsidiary, pursuant to Sections 12(b) or 12(c) hereof (a “Terminated Participant”), and the number of shares of Common Stock credited to such Terminated Participant’s ESPP Account at the time of such termination is less than ten thousand (10,000), then the Company may, at its option, satisfy its requirements hereunder by delivering to such Terminated Participant cash in the amount equal to the then Fair Market Value of such shares in lieu of the shares of Common Stock being held under the Plan for the benefit of such Terminating Participant.

(c)                                  Notwithstanding the foregoing, should any Participating Employee become a Terminated Participant, and the number of shares of Common Stock credited to such Terminated Participant’s ESPP Account at the time of such termination is ten thousand (10,000) or more shares of Common Stock, such Terminating Participant shall be entitled to receive a distribution of the number of whole shares so beneficially held on his or her behalf under the Plan; provided, however, that the Company, at its sole discretion, is granted the right to purchase all or any part of such Common Stock upon the termination of such Terminated Participant’s employment.  Such right, if exercised by the Company, shall be at the then-prevailing Fair Market Value price of the Common Stock.

14.                               LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof.  If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant’s payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days.  In either case, the amount previously contributed by the participant (together with any additional amounts contributed pursuant to the first sentence of this Section 14) shall be used to purchase shares under the Plan in the applicable Offer(s) pursuant to Section 8 hereof.  A participant on inactive employment or leave of absence status for more than ninety (90) days who returns to active employment must again, if otherwise eligible, enroll pursuant to Section 4(b) hereof to again participate in the Plan.

15.                               REORGANIZATION.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16.                               TERMINATION OF PLAN.

The Plan and all rights of Participating Employees hereunder shall terminate upon the earlier occurrence of (i) the date as of which Participating Employees have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan, (ii) the date as of which the Board terminates the Plan, or (iii) October 15, 2019.  Upon termination, all payroll deductions shall cease and all amounts then credited to participants’ accounts and not previously used for the purchase of shares shall, in the Committee’s or Board’s discretion, be refunded in cash (without interest) or be equitably applied to the purchase of full shares of Common Stock then available under the Plan.  In either case, the participants shall be issued checks for any amounts contributed that were insufficient to purchase whole shares.

17.                               AMENDMENTS.

The Board may review and modify the operation and administration of the Plan from time to time and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by applicable law, regulation or rule.  The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant.  Adjustments contemplated by Section 15 hereof shall not constitute Plan amendments for such purposes.

18.                               REQUIRED GOVERNMENTAL APPROVALS.

The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable.  Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company’s overall wage and salary policy.

19.                               TAX WITHHOLDING.

To the extent any grant of an option to purchase shares hereunder or the purchase of shares hereunder gives rise to any tax withholding obligation, the Company may implement appropriate procedures to ensure that such tax withholding obligations are met.

20.                               NO EMPLOYMENT RIGHTS.

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by any Employing Corporation, and it shall not be deemed to interfere in any way with the Company’s or any Employing Corporation’s right to terminate, or otherwise modify, an employee’s employment at any time with or without cause.

21.                               GENDER.

Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

22.                               EXPENSES.

Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations.  Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan, expenses related to requests for cash settlements of fractional shares acquired under the Plan, and for the tax consequences of participation in the Plan.

23.                               GOVERNING LAW.

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the Board of Directors of the Company has adopted the standards and guidelines set forth in this Plan as of July 1, 2013.